UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2014 (February 14, 2014)

FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2014, the Board of Directors (the “Board”) of Fifth & Pacific Companies, Inc. (the “Company”), as previously described in the Company’s current report on Form 8-K, filed on January 13, 2014 (the “January 8-K”), elected Craig Leavitt (53), currently serving as the Chief Executive Officer of the Company’s Kate Spade brand, and Deborah Lloyd (49), currently serving as Kate Spade’s Chief Creative Officer, to become members of the Board, effective on February 26, 2014, for a term to expire at the Company’s 2014 Annual Meeting of Stockholders.  The Board has determined that neither Mr. Leavitt nor Ms. Lloyd is “independent,” as such term is defined under the Company’s Corporate Governance Guidelines and the New York Stock Exchange Corporate Governance listing standards.  As previously disclosed in the January 8-K, on such date: (i) Mr. Leavitt will become Chief Executive Officer, succeeding William McComb, who is stepping down as Chief Executive Officer and as a Director; (ii) George Carrara, currently the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, will be promoted to President and Chief Operating Officer; and (iii) the Company will change its name to Kate Spade & Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: February 21, 2014	By:	/s/ Christopher DiNardo
	Name:	Christopher DiNardo
	Title:	Senior Vice President, General Counsel and Secretary